Exhibit 10.1

FIFTH AMENDMENT TO LEASE

THIS FIFTH AMENDMENT TO LEASE (this “Amendment”) is entered into as of this 16th day of December, 2010, by and between BMR-3450 MONTE VILLA PARKWAY LLC, a Delaware limited liability company (“Landlord,” as successor-in-interest to Phase 3 Science Center LLC (“Original Landlord”)), and MARINA BIOTECH, INC., a Delaware corporation (“Tenant,” f.k.a. MDRNA Inc., as successor-in-interest to Nastech Pharmaceutical Company Inc. (“Original Tenant”)).

RECITALS

A. WHEREAS, Original Landlord and Original Tenant entered into that certain Lease dated as of April 23, 2002 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of July 1, 2003, that certain Second Amendment to Lease dated as of January 29, 2004, that certain Third Amendment to Lease dated as of March 5, 2009 (the “Third Amendment”), and that certain Fourth Amendment to Lease dated as of July 27, 2009 (collectively, the “Lease”), whereby Tenant leases certain premises from Landlord at 3450 Monte Villa Parkway in Bothell, Washington;

B. WHEREAS, Tenant desires to decrease its obligation to pay Basic Annual Rent in exchange for Tenant issuing shares of its common stock to an affiliate of Landlord pursuant to that certain Stock Purchase Agreement dated on or about the date hereof; and

C. WHEREAS, Landlord and Tenant desire to modify and amend the Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1. Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Lease unless otherwise defined herein.

2. Abatement and Resumption of Basic Annual Rent. Tenant’s obligation to pay Basic Annual Rent shall abate with respect to the period from October 1, 2010, until June 30, 2011. Commencing on July 1, 2011, and continuing until January 31, 2016 (i.e., such discount shall not apply to any future extension or renewal terms), Tenant shall pay, in accordance with the Lease and subject to the next succeeding sentence, fifty percent (50%) of the amount of Basic Annual Rent otherwise required pursuant to the Lease with respect to such period (with such fifty percent (50%) currently equal to One and 65/100 Dollars ($1.65) per rentable square foot per month). Increases in Basic Annual Rent in accordance with Section 6.1 of the Original Lease shall be performed in accordance with such Section on the full amount of Basic Annual Rent (i.e., prior to the fifty percent (50%) reduction), and the resulting number shall then be multiplied by fifty percent (50%) to find the amount of Basic Annual Rent to be paid by Tenant for the next succeeding year.

Form dated 5/3/07

3. Stock in Tenant. Tenant shall, upon execution of this Amendment, issue to Landlord, or Landlord’s assignee, 2,115,727 shares of certificated stock in Tenant, and in connection therewith Landlord (or Landlord’s assignee) and Tenant have executed and delivered a Stock Purchase Agreement in the form attached hereto as Exhibit A providing for the issuance of such shares, which shares shall be deemed fully earned upon the execution and delivery of this Amendment and such a Stock Purchase Agreement, and shall not be subject to rebate.

4. Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation or obtaining of this Amendment and agrees to indemnify, defend and hold Landlord harmless from any and all cost or liability for compensation claimed by any such broker or agent employed or engaged by it or claiming to have been employed or engaged by it.

5. Effect of Amendment. Except as modified by this Amendment, the Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. The covenants, agreements, terms, provisions and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease, their respective assigns. In the event of any conflict between the terms contained in this Amendment and the Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties. From and after the date hereof, the term “Lease” as used in the Lease shall mean the Lease, as modified by this Amendment.

6. Preference. In the event that any court of competent jurisdiction enters a final order, judgment or other finding that any payment under this Amendment or the Stock Purchase Agreement constitutes a voidable or preferential payment or an improper or disproportionate payment or is otherwise in violation of law or subject to a claim of preference (a “Finding”), then Landlord may, in its sole and absolute discretion, in addition to any other remedy provided by the Lease, at law or in equity, declare this Amendment to be null and void and Landlord’s claims revived as if this Amendment had not been entered into; provided that all statutes of limitations with respect to Landlord’s right to payments of Basic Annual Rent under the Lease shall be tolled from the date of this Amendment to the date of the Finding.

7. Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference.

8. Counterparts. This Amendment may be executed in one or more counterparts that, when taken together, shall constitute one original.

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IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands as of the date and year first above written, and acknowledge that they possess the requisite authority to enter into this transaction and to execute this Amendment.

LANDLORD:

BMR-3450 MONTE VILLA PARKWAY LLC,

a Delaware limited liability company

By:	/s/ Kevin M. Simonsen
Name:	Kevin M. Simonsen
Title:	V.P. Real Estate Counsel

TENANT:

MARINA BIOTECH, INC.,

a Delaware corporation

By:	/s/ J. Michael French
Name:	J. Michael French
Title:	President and CEO

ACKNOWLEDGEMENT

STATE OF Washington	§
§
COUNTY OF Snohomish	§

On 12 16, 2010, before me, a Notary Public in and for said state, personally appeared J. Michael French, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, in that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Taryn Joy Frazier
Taryn Joy Frazier, Notary Public
My commission expires 3/29/13

ALL PURPOSE ACKNOWLEDGMENT

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STATE OF CALIFORNIA
SS.
COUNTY OF SAN DIEGO

On December 16, 2010, before me, Christy Bartlett, a Notary Public in and for said County and State, personally appeared Kevin M. Simonsen.

who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the lows of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature: /s/ Christy D. Bartlett